Exhibit 10.1

EMPLOYEE AGREEMENT RENEWAL AND AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on May 17, 2013 by and between Lightwave Logic, Inc., a Nevada Corporation (the “Company”), located at 111 Ruthar Dr., Newark, Delaware19711; and James S. Marcelli (“Employee”).

1.

This Agreement renews and amends that certain Employee Agreement dated August 1, 2008, as amended on July 9, 2009, June 18, 2010, May 2, 2012 and May 21, 2012 made and entered into by the parties hereto (the “Employee Agreement”). Capitalized terms herein have the same meaning as used in the Employee Agreement, unless otherwise noted.

2.

Effective August 1, 2013, Paragraph 1.2 of Article One is deleted in its entirety and replaced with the following:

1.2

Term. Subject to the provisions for termination as provided in Article 9 of this Employee Agreement, the term of this Employee Agreement shall begin on August 1, 2013 and shall terminate on July 31, 2015. This Employee Agreement may be renewed for additional twelve (12) month terms upon the written agreement of the parties hereto that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term.

3.

Effective August 1, 2013, Paragraph 4.1 of Article Four is amended to read as follows:

4.1.

Base Compensation.  For all services rendered by Employee under this Employee Agreement, the Company agrees to pay Employee the rate of $215,000 per year, which shall be payable to Employee not less frequently than monthly, or as is consistent with the Company’s practice for its other employees.

4.

Item VI. shall be inserted into Appendix B of the Employee Agreement, which shall read as follows:

Additional Option Grant:

Options:

100,000 (non-qualified)

Grant Date:

05/17/2013

Expiration Date:

05/16/2023

Exercise Price:

$1.00

Vesting Schedule:

The options vest in equal installments of 25,000 options, with the first installment vesting on August 1, 2013, and the remaining installments vesting quarterly commencing on October 1, 2013. The options grant shall be made pursuant to the Company’s 2007 Employee Stock Plan and subject to the terms of the Plan’s standard non-statutory stock option agreement.

5.

All other provisions of the Employee Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

LIGHTWAVE LOGIC, INC.:

/s/ Steve Cordovano	By:	/s/ Thomas E. Zelibor
(Witness signature)		Thomas E. Zelibor, CEO

EMPLOYEE:

/s/ Gloria Marcelli	/s/ James S. Marcelli
(Witness signature)	James S. Marcelli